Exhibit 10.10

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

            THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, made as of the ___ day of January 2002, among FIRST LEESPORT BANCORP, INC. ("Bancorp"), a Pennsylvania business corporation having a place of business at 1240 Broadcasting Road, Wyomissing, Pennsylvania, FIRST LEESPORT INVESTMENT GROUP, INC. ("FLIG"), a Pennsylvania corporation having a place of business at 1240 Broadcasting Road, Wyomissing, Pennsylvania, FIRST LEESPORT WEALTH MANAGEMENT, INC. ("FLWM"), a Pennsylvania corporation having a place of business at 1240 Broadcasting Road, Wyomissing, Pennsylvania, and KEITH W. JOHNSON ("Executive"), an adult individual.

                                   BACKGROUND:

            1. Bancorp, FLIG, FLWM, and Executive are presently parties to an employment agreement, dated October 1, 1999 (the "Employment Agreement"), a copy of which is attached as Exhibit "A."

            2. For ease of administration, Bancorp desires to amend certain of its outstanding employment agreements with executive officers, including the Employment Agreement, to provide for a uniform termination date of December 31 by extending the existing termination date under the Employment Agreement.

            3. Executive has agreed to amend the Employment Agreement to provide for a termination date of December 31 by extending the existing term of the Employment Agreement.

                                   AGREEMENT:

            NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

            1. Amendment of Term of Agreement. Section 3(a) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

            "(a) This Agreement shall be for a period (the "Employment Period") commencing on the date of the Employment Agreement and ending on December 31, 2004; provided, however, that the Employment Period shall be automatically extended on January 1, 2003 and on January 1 of each subsequent year (each an "Annual Renewal Date") for a period ending three (3) years from each Annual Renewal Date unless Bancorp or Executive shall give written notice of nonrenewal to the other party at least ninety (90) days prior to an Annual Renewal Date, in which event this Agreement shall terminate at the end of the then existing Employment Period."

            4. Ratification of Agreement. Except as otherwise provided in this First Amendment to Employment Agreement, all terms and conditions of the Employment Agreement


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

remain in full force and effect, and nothing contained in this First Amendment to Employment Agreement shall be deemed to alter or amend any provision of the Employment Agreement except as specifically provided herein. References in the Employment Agreement to the "Agreement" shall be deemed to be references to the Agreement as amended hereby.

            5. Waiver. No provision of this First Amendment to Employment Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by Executive and an executive officer specifically designated by the Boards of Directors of Bancorp, FLIG and FLWM. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this First Amendment to Employment Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

            6. Assignment. This First Amendment to Employment Agreement shall not be assignable by any party, except by Bancorp, FLIG or FLWM to an affiliate of Bancorp or to any successor in interest to their respective businesses.

            7. Entire Agreement. This First Amendment to Employment Agreement contains the entire agreement of the parties relating to the subject matter hereof.

            8. Successors; Binding Agreement.

                  (a) This First Amendment to Employment Agreement shall inure to the benefit of and be binding on Bancorp, FLIG and FLWM and any of their successors or permitted assigns.

                  (b) This First Amendment to Employment Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees, and legatees.

                        [THIS SPACE INTENTIONALLY BLANK]


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

            9. Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic, internal laws of the Commonwealth of Pennsylvania, without regard to its conflicts of laws principles.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   FIRST LEESPORT BANCORP, INC.

                                   By    /s/ Raymond H. Melcher, Jr.
                                      ------------------------------------------

                                                 ("Bancorp")


                                   FIRST LEESPORT WEALTH MANAGEMENT, INC.

                                   By    /s/ Raymond H. Melcher, Jr.
                                       -----------------------------------------

                                                 ("FLWM")


                                   FIRST LEESPORT INVESTMENT GROUP, INC.

                                   By     /s/ Raymond H. Melcher, Jr.
                                        ----------------------------------------

                                                 ("FLIG")


                                     /s/ Keith W. Johnson
                                   ---------------------------------------------
                                                 Keith W. Johnson
                                                 ("Executive")


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

                                    EXHIBIT A

                              EMPLOYMENT AGREEMENT

            THIS AGREEMENT, made as of the 1st day of October, 1999, among FIRST LEESPORT BANCORP, INC. ("Bancorp"), a Pennsylvania business corporation having a place of business at 133 North Centre Avenue, Leesport, Pennsylvania, FIRST LEESPORT INVESTMENT GROUP, INC. ("FLIG"), a Pennsylvania corporation having a place of business at 560 Van Reed Road, Suite 308, Wyomissing, Pennsylvania, FIRST LEESPORT WEALTH MANAGEMENT, INC. ("FLWM"), a Pennsylvania corporation having a place of business at 560 Van Reed Road, Suite 308, Wyomissing, Pennsylvania, and KEITH W. JOHNSON ("Executive"), an adult individual.

                                   WITNESSETH:

            WHEREAS, FLIG and FLWM are direct or indirect wholly-owned subsidiaries of Bancorp;

            WHEREAS, FLIG and FLWM desire to employ Executive to serve in the capacity of President and Chief Executive Officer of each of FLIG and FLWM on the terms and conditions set forth herein;

            WHEREAS, Executive desires to accept employment with FLIG and FLWM on the terms and conditions set forth herein.

                                   AGREEMENT:

            NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

            1. Employment. FLIG and FLWM each hereby employ Executive, and Executive hereby accepts employment with FLIG and FLWM on the terms and conditions set forth in this Agreement.

            2. Duties of Employee. Executive shall perform and discharge well and faithfully such duties as an executive officer of FLIG and of FLWM as may be reasonably assigned to Executive from time to time by the respective Boards of Directors of FLIG and of FLWM consistent with his position, including management responsibility for the Investment Division of Bancorp's affiliated companies. Executive shall be employed as President and Chief Executive Officer of FLIG and of FLWM, and shall hold such other titles as may be given to him from time to time by the respective Boards of Directors of Bancorp, FLIG or FLWM. Executive shall devote his full time, attention and energies to the business of FLIG and of FLWM during the Employment Period (as defined in Section 3 of this Agreement); provided, however, that this Section 2 shall not be construed as preventing Executive from (a) investing Executive's personal assets in enterprises that do not compete with Bancorp, Bank, FLIG or FLWM, (b) participating in service opportunities within SunAmerica Securities, Inc., such as the Management Advisory Counsel and National Education Committee, provided that such activities do not unreasonably interfere with Executive's responsibilities to Bancorp, FLIG or FLWM, (c) serving as an adjunct professor at the Philadelphia College of Bible provided that such activities do not unreasonably


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

interfere with Executive's responsibilities to Bancorp, FLIG or FLWM, or (d) being involved in any other activity with the prior approval of the Board of Directors of Bancorp.

            3. Term of Agreement.

                  (a) This Agreement shall be for a three (3) year period (the "Employment Period") commencing on October 1, 1999 and ending on September 30, 2002; provided, however, that the Employment Period shall be automatically extended on October 1, 2000 and on October 1 of each subsequent year (each an "Annual Renewal Date") for a period ending three (3) years from each Annual Renewal Date unless Bancorp or Executive shall give written notice of nonrenewal to the other party at least ninety (90) days prior to an Annual Renewal Date, in which event this Agreement shall terminate at the end of the then existing Employment Period.

                  (b) Notwithstanding the provisions of Section 3(a) of this Agreement, this Agreement shall terminate automatically for Cause (as defined below) upon written notice from the Board of Directors of either Bancorp, FLIG or FLWM to Executive. As used in this Agreement, "Cause" shall mean any of the following:

                        (i) Executive's conviction of or plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving moral turpitude, or the actual incarceration of Executive for a period of at least 30 days or more; or

                        (ii) Executive's failure to follow the good faith lawful instructions of the Board of Directors of Bancorp, FLIG, or FLWM with respect to their respective operations, following written notice of such instructions; or

                        (iii) Executive's willful failure to substantially perform Executive's duties to FLIG or FLWM, other than a failure resulting from Executive's incapacity because of physical or mental illness, which willful failure results in demonstrable material injury and damage to Bancorp, FLIG or FLWM; or

                        (iv) Executive's failure to maintain any license necessary to perform services under this Agreement or Executive's intentional violation of any material provision of this Agreement; or

                        (v) dishonesty or gross negligence of the Executive in the performance of his duties; or

                        (vi) conduct on the part of the Executive which brings public discredit to Bancorp, FLIG or FLWM; or

                        (vii) Executive's breach of fiduciary duty involving personal profit involving Executive's employment or which results in demonstrable material injury to Bancorp, FLIG, or FLWM; or

                        (viii) Executive's removal or prohibition from being an institution-affiliated party by a final order of an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act or by the Pennsylvania Department of Banking pursuant to state law.


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

If this Agreement is terminated for Cause, Executive's rights under this Agreement shall cease as of the effective date of such termination.

                  (c) Notwithstanding the provisions of Section 3(a) of this Agreement, except for provisions which by their terms extend beyond termination of this Agreement, this Agreement shall terminate automatically upon Executive's voluntary termination of employment (other than in accordance with Section 5 of this Agreement), retirement at Executive's election, or Executive's death, and Executive's rights under this Agreement shall cease as of the date of such voluntary termination, retirement at Executive's election, or death; provided, however, that, if Executive dies after Executive delivers a Notice of Termination (as defined in Section 5(a) of this Agreement), the provisions of
Section 15(b) of this Agreement shall apply.

                  (d) Notwithstanding the provisions of Section 3(a) of this Agreement, this Agreement shall terminate automatically upon Executive's disability and Executive's rights under this Agreement shall cease as of the date of such termination; provided, however, that, if Executive becomes disabled after Executive delivers a Notice of Termination (as defined in Section 5(a) of this Agreement), Executive shall nevertheless be absolutely entitled to receive all of the compensation and benefits provided for in, and for the term set forth in, Section 6 of this Agreement. For purposes of this Agreement, disability shall mean Executive's incapacitation by accident, sickness, or otherwise which renders Executive mentally or physically incapable of performing the services required of Executive for a period of six (6) consecutive months.

                  (e) Executive agrees that, in the event his employment under this Agreement terminates for any reason, Executive shall concurrently resign as a director of Bancorp, Bank, FLIG, FLWM, and any affiliate thereof, if he is then serving as a director of any of such entities.

            4. Employment Period Compensation.

                  (a) Salary. For services performed by Executive under this Agreement, Bancorp, FLIG or FLWM shall pay Executive a salary, in the aggregate, at the rate of Two Hundred Thousand Dollars ($200,000.00) per year, payable at the same times as salaries are payable to other executive employees of Bancorp. Subsequent to September 30, 2002, FLIG or FLWM may, from time to time, increase Executive's salary, and any and all such increases shall be deemed to constitute amendments to this Section 4(a) to reflect the increased amounts, effective as of the date established for such increases by the Board of Directors of FLIG or of FLWM or any committee of such Boards in the resolutions authorizing such increases.

                  (b) Bonus. For services performed by Executive under this Agreement, Executive may be entitled to receive a bonus based upon the attainment of certain goals, which goals will be agreed upon annually by Executive and the Board of Directors of Bancorp. The payment of any such bonuses shall not reduce or otherwise affect any other obligation of Bancorp, FLIG or FLWM to Executive provided for in this Agreement.

                  (c) Vacation. During the term of this Agreement, Executive shall be entitled to paid annual vacation in accordance with the policies established for senior executives of Bancorp. Executive shall not be entitled to receive any additional compensation from Bancorp, FLIG, or FLWM for failure to take a vacation, nor shall Executive be able to


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

accumulate unused vacation time from one year to the next, except to the extent authorized by the Boards of Directors of Bancorp.

                  (d) Automobile. During the term of this Agreement, Executive shall be provided with exclusive use of an automobile equivalent in type to Executive's automobile on the date of this Agreement. FLIG and FLWM shall be responsible and shall pay for all costs of insurance coverage, repairs, maintenance and other operating and incidental expenses, including license, fuel and oil. Executive shall be provided with a replacement automobile at approximately the time Executive's automobile reaches three (3) years of age or 50,000 miles, whichever is first, and approximately every three (3) years or 50,000 miles thereafter, upon the same terms and conditions. Executive agrees that all of the equity in his existing automobile on the date of this Agreement shall be applied to reduce the purchase price or the lease amount on the first automobile to be provided for Executive's use pursuant to this paragraph.

                  (e) Employee Benefit Plans. Executive shall initially be entitled to participate in and receive the benefits of any employee benefit plan in effect for employees of Johnson Financial Group, Inc. ("JFG") immediately prior to the merger of JFG with a subsidiary of Bancorp until such time that the Board of Directors of Bancorp authorizes a change in such benefits. Executive shall be entitled to participate in and receive the benefits of any employee benefit plan in effect for employees of Bancorp or its affiliates to the extent required by the terms of any of such plans. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Executive pursuant to Section 4(a) hereof.

                  (f) 1999 Stock Options. Executive shall be eligible to participate in Bancorp's stock option plan. Concurrently with the execution of this Agreement, Executive shall receive a grant of nonqualified stock options to purchase 3,000 shares of Bancorp common stock at an exercise price equal to the fair market value of a share of Bancorp common stock on the date of grant. Such options shall be subject to a five-year vesting provision, with 1/5 of the total number of options vesting on the first annual anniversary of Executive's employment and an additional 1/5 of the total number of options vesting on each subsequent annual anniversary date thereafter; provided, however, that such options shall provide for immediate vesting in the event that Executive's employment is terminated by Bancorp, FLIG or FLWM without Cause or Executive terminates his employment in accordance with the provisions of Section 5. Such options will provide for a term of ten years.

            5. Termination of Employment Following Change in Control.

                  (a) If a Change in Control (as defined in Section 5(b) of this Agreement) shall occur and if thereafter, at any time during the term of this Agreement, there shall be:

                        (i) any involuntary termination of Executive's employment (other than for the reasons set forth in Section 3(b) or 3(d) of this Agreement);

                        (ii) a change, without Executive's prior written consent, in any significant respect in Executive's authority, duties or other terms or conditions of Executive's employment as the same exist on the date of the Change in Control or as the same may be increased from time to time after the Change in Control;

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

                        (iii) any reassignment of Executive to a location greater than fifty (50) miles from the location of Executive's office on the date of the Change in Control;

                        (iv) any reduction in Executive's annual base salary in effect on the date of the Change in Control or as the same may be increased from time to time after the Change in Control;

                        (v) any failure to provide Executive with benefits at least as favorable as those enjoyed by Executive under any of Bancorp's retirement or pension, life insurance, medical, health and accident, disability or other employee plans in which Executive participated at the time of the Change in Control, or the taking of any action that would materially reduce any of such benefits in effect at the time of the Change in Control, except for any reductions in benefits or other actions resulting from changes to or reductions in benefits applicable to all employees generally; or

                        (vi) any requirement that Executive travel in performance of his duties on behalf of Bancorp, FLIG or JFG for a significantly greater period of time during any year than was required of Executive during the year preceding the year in which the Change in Control occurred;

then, at the option of Executive, exercisable by Executive within one hundred twenty (120) days of the occurrence of any of the foregoing events, Executive may resign from employment with FLIG and JFG (or, if involuntarily terminated, give notice of intention to collect benefits under this Agreement) by delivering a notice in writing (the "Notice of Termination") to FLIG and JFG and the provisions of Section 6 of this Agreement shall apply.

                  (b) As used in this Agreement, "Change in Control" shall mean the occurrence of any of the following:

                        (i) (A) a merger, consolidation, or division involving Bancorp, FLIG, or FLWM, (B) a sale, exchange, transfer, or other disposition of substantially all of the assets of Bancorp, FLIG, or FLWM, or (C) a purchase by Bancorp of substantially all of the assets of another entity, unless (x) such merger, consolidation, division, sale, exchange, transfer, purchase or disposition is approved in advance by seventy percent (70%) or more of the members of the Board of Directors of Bancorp who are not interested in the transaction and (y) a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction and of the Board of Directors of such entity's parent corporation, if any, are former members of the Board of Directors of Bancorp, FLIG, or FLWM; or

                        (ii) any other change in control of Bancorp similar in effect to any of the foregoing.

            6. Rights in Event of Termination of Employment Following Changes in Control.

                  (a) In the event that Executive delivers a Notice of Termination (as defined in Section 5(a) of this Agreement), Executive shall be absolutely entitled to receive a


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

lump-sum cash payment no later than thirty (30) days following the date of such termination in an amount equal to and no greater than two (2.0) times Executive's annual base salary, as set forth in Section 4(a), in effect on the date of termination of employment.

                  (b) Notwithstanding the foregoing, if any portion of the payment due pursuant to this Section 6 is found to violate any of the proscriptions in Section 359 of the Federal Deposit Insurance Corporation rules and regulations, then neither Bancorp, FLIG or JFG shall be obligated to make any such payment found to violate such proscriptions.

                  (c) Executive shall not be required to mitigate the amount of any payment provided for in this Section 6 by seeking other employment or otherwise. The amount of payment or the benefit provided for in this Section 6 shall be reduced dollar-for-dollar by any other compensation to be received by Executive at any time during the twelve (12) month period following delivery of the Notice of Termination.

            7. Rights in Event of Termination of Employment Absent Change in Control.

                  (a) In the event that Executive's employment is involuntarily terminated without Cause and no Change in Control shall have occurred at the date of such termination, Bancorp, FLIG or JFG shall pay (or cause to be paid), in the aggregate, to Executive in cash, an amount equal to the Executive's annual base salary (with deductions not to exceed those required by law) in effect on the date of termination for the greater of (i) the remainder of the then existing Employment Term or (ii) twenty-six (26) weeks, paid at the same intervals as the salary is payable under Section 4(a). Notwithstanding the preceding sentence, in the event that the payments described in the preceding sentence, when added to all other amounts or benefits provided to or on behalf of the Executive in connection with his termination of employment, would result in the imposition of an excise tax under Code Section 4999, such sum would be retroactively (if necessary) reduced to the extent necessary to avoid such imposition. Upon written notice to Executive, together with calculations of Bancorp's independent auditors, Executive shall remit to Bancorp the amount of the reduction plus such interest as may be necessary to avoid the imposition of such excise tax.

                  (b) Executive shall not be required to mitigate the amount of any payment provided for in this Section 7 by seeking other employment or otherwise. The amount of payment or the benefits provided for in this Section 7 shall be reduced dollar-for-dollar by any other compensation to be received by Executive during the period in which Executive is receiving payments under
Section 7(a) as the result of Executive's employment by another employer.

                  (c) The amounts payable pursuant to this Section 7 shall constitute Executive's sole and exclusive remedy in the event of involuntary termination of Executive's employment by Bancorp, FLIG and/or FLWM in the absence of a Change in Control.

            8. Covenant Not to Compete.

                  (a) Executive hereby acknowledges and recognizes the highly competitive nature of the business of Bancorp, FLIG and FLWM and accordingly agrees that, during and for the applicable period set forth in Section 8(c) hereof, Executive shall not:


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

                        (i) be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than 5% of the stock of a publicly owned company) or otherwise of any person, firm, corporation, or enterprise engaged, in (1) the banking (including bank holding company), securities brokerage, financial advisory or financial services industry, or (2) any other activity in which Bancorp or any of its subsidiaries is engaged during the Employment Period, in any county in which, at any time during the Employment Period or at the date of termination of the Executive's employment, a branch, office or other facility of Bancorp, FLIG, FLWM or any of their respective subsidiaries is located, or in any county contiguous to such a county, including contiguous counties located outside of the Commonwealth of Pennsylvania (the "Non-Competition Area"); or

                        (ii) provide financial or other assistance to any person, firm, corporation, or enterprise engaged in (1) the banking (including bank holding company), securities brokerage, financial advisory or financial services industry, or (2) any other activity in which Bancorp or any of its subsidiaries is engaged during the Employment Period, in the Non-Competition Area.

                  (b) It is expressly understood and agreed that, although Executive and Bancorp consider the restrictions contained in Section 8(a) hereof reasonable for the purpose of preserving for Bancorp and its subsidiaries their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Section 8(a) hereof is an unreasonable or otherwise unenforceable restriction against Executive, the provisions of Section 8(a) hereof shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

                  (c) The provisions of this Section 8 shall be applicable commencing on the date of this Agreement and ending on one of the following dates, as applicable:

                        (i) if Executive voluntarily terminates his employment (other than in accordance with the provisions of Section 5 hereof) or Executive's employment is terminated for Cause (as defined in Section 3(b), the longer of (i) the ending date of the then existing Employment Period or (ii) twelve (12) months from the date of Executive's termination of employment;

                        (ii) if Executive voluntarily terminates his employment in accordance with the provisions of Section 5, the effective date of termination of Executive's employment;

                        (iii) if Executive's employment is involuntarily terminated in accordance with the provisions of Section 7, the effective date of termination of Executive's employment; or

                        (iv) if Executive's employment terminates as a result of delivery of a notice of nonrenewal by Bancorp in accordance with Section 3(a), the ending date of the then existing Employment Period; or


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

                        (v) if Executive's employment terminates as a result of delivery of a notice of nonrenewal by Executive in accordance with Section 3(a), twelve (12) months from the end of the then existing Employment Period.

            9. Unauthorized Disclosure. During the term of his employment hereunder, or at any later time, Executive shall not, without the written consent of the Board of Directors of the Bancorp, or a person authorized thereby, knowingly disclose to any person, other than an employee of Bancorp, FLIG or FLWM or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Executive of his duties hereunder, any material confidential information obtained by him while in the employ of Bancorp, FLIG or FLWM with respect to any of Bancorp's, FLIG's or FLWM's or any of their respective affiliates' services, products, improvements, formulas, designs or styles, processes, customers, methods of business or any business practices the disclosure of which could be or would be damaging to Bancorp, FLIG or FLWM, or any such affiliate provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by Executive or any person with the assistance, consent, or direction of Executive), or any information that must be disclosed as required by law. Subject to the nonsolicitation provisions of Section 10, this Section 9 shall not be deemed to prohibit Executive from utilizing or disclosing information with respect to customers of Johnson Financial Group, Inc. or KRJ & Associates existing on the date of this Agreement.

            10. Nonsolicitation of Customers and Employees. Executive hereby agrees that he shall not during any period that he is subject to the provisions of Section 8, directly or indirectly, (i) solicit any customer of Bancorp, FLIG or FLWM or any affiliate of Bancorp for any banking, securities brokerage, investment, advising, insurance or other services then being offered by any of such entities or (ii) solicit or hire any persons who were at any time employees of the Bancorp, FLIG or FLWM or any other affiliate of Bancorp except for former employees of JFG. Executive also agrees that he shall not at any time encourage or induce any of such customers or employees, except for former employees of JFG, of Bancorp, FLIG or FLWM or any affiliate of Bancorp to terminate their relationship with any of such entities.

            11. Notices. Except as otherwise provided in this Agreement, any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to Executive's residence, in the case of notices to Executive, and to the principal executive offices of Bancorp, FLIG and FLWM, in the case of notices to Bancorp, FLIG or FLWM.

            12. Waiver. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by Executive and an executive officer specifically designated by the Boards of Directors of Bancorp, FLIG and FLWM. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

            13. Assignment. This Agreement shall not be assignable by any party, except by Bancorp, FLIG or FLWM to any successor in interest to their respective businesses.


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

            14. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement.

            15. Successors; Binding Agreement.

                  (a) Bancorp, FLIG and FLWM will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the businesses and/or assets of Bancorp, FLIG and FLWM to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Bancorp, FLIG and FLWM would be required to perform it if no such succession had taken place. Failure by Bancorp, FLIG and FLWM to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement. As used in this Agreement, "Bancorp," "FLIG" and "FLWM" shall mean Bancorp, FLIG and FLWM as defined previously and any successor to their respective businesses and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

                  (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees, and legatees. If Executive should die after a Notice of Termination is delivered by Executive, or following termination of Executive's employment without Cause, and any amounts would be payable to Executive under this Agreement if Executive had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee, or, if there is no such designee, to Executive's estate.

            16. Arbitration. Bancorp, FLIG, FLWM and Executive recognize that, in the event a dispute should arise between them concerning the interpretation or implementation of this Agreement, lengthy and expensive litigation will not afford a practical resolution of the issues within a reasonable period of time. Consequently, each party agrees that all disputes, disagreements and questions of interpretation concerning this Agreement are to be submitted for resolution, in Reading, Pennsylvania, to the American Arbitration Association (the "Association") in accordance with the Association's National Rules for the Resolution of Employment Disputes or other applicable rules then in effect ("Rules"). Bancorp, FLIG and FLWM or Executive may initiate an arbitration proceeding at any time by giving notice to the other in accordance with the Rules. Bancorp, FLIG, FLWM and Executive may, as a matter of right, mutually agree on the appointment of a particular arbitrator from the Association's pool. The arbitrator shall not be bound by the rules of evidence and procedure of the courts of the Commonwealth of Pennsylvania but shall be bound by the substantive law applicable to this Agreement. The decision of the arbitrator, absent fraud, duress, incompetence or gross and obvious error of fact, shall be final and binding upon the parties and shall be enforceable in courts of proper jurisdiction. Following written notice of a request for arbitration, Bancorp, FLIG, FLWM and Executive shall be entitled to an injunction restraining all further proceedings in any pending or subsequently filed litigation concerning this Agreement, except as otherwise provided herein.

            17. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.


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

            18. Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic, internal laws of the Commonwealth of Pennsylvania, without regard to its conflicts of laws principles.

            19. Headings. The section headings of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   FIRST LEESPORT BANCORP, INC.

                                   By  /s/ Raymond H. Melcher, Jr.        (SEAL)
                                      ------------------------------------

                                   Attest: /s/  Jenette L. Eck
                                           -------------------------------

                                                 ("Bancorp")


                                   FIRST LEESPORT WEALTH MANAGEMENT, INC.

                                   By  /s/ Raymond H. Melcher, Jr.        (SEAL)
                                       -----------------------------------

                                   Attest: /s/  Jenette L. Eck
                                           -------------------------------

                                                 ("FLWM")


                                   FIRST LEESPORT INVESTMENT GROUP, INC.

                                   By  /s/ Raymond H. Melcher, Jr.        (SEAL)
                                       -----------------------------------

                                   Attest: /s/  Jenette L. Eck
                                           -------------------------------

                                                 ("FLIG")


                                   /s/ Keith W. Johnson                   (SEAL)
                                   ---------------------------------------
                                          Keith W. Johnson

                                                 ("Executive")


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